UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 3, 2011
Date of Report (Date of earliest event reported)

CROSS BORDER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22610 US Highway 281 N., Suite 218 San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210) 226-6700
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 3 is being filed to amend and supplement Item 9.01 of the Current Report on Form 8-K filed by Cross Border Resources, Inc. (the “Company”) on January 7, 2011 (the “Original Form 8-K”).  The Original Form 8-K was amended on January 19, 2011, and further amended on February 11, 2011.  The purpose of this Amendment No. 3 is to include the 2010 audited financial statements of Pure Gas Partners, L.P. (“Pure L.P.”), a Texas limited partnership.

Pure L.P. was formed in 2002 to acquire all of the issued and outstanding common stock of Pure Energy Group, Inc. (“Pure Sub”), a Texas corporation.  Pure L.P. also owns a 99.99% limited partner interest in Pure Gas Partners II, L.P. (“Pure”), a Texas limited partnership formed in 2004, with .01% general partner interest owned by Pure Sub.  Pure Sub merged with the Company effective January 3, 2011. Pursuant to the provisions of the Pure Merger Agreement, Exhibit 10.1 to the Form 8-K filed by the Company on January 7, 2011, all of Pure’s oil and gas assets, liabilities and equity were transferred to Pure Sub prior to the completion of the merger.

Exhibit 99.1 presents the consolidated December 31, 2010 and 2009 audited financial statements of Pure L.P.  This presentation illustrates the financial position and operations of Pure Sub after the transfer of the assets, liabilities and equity of Pure to Pure Sub.  Pure L.P. was only a holding company and had no other assets or liabilities besides it ownership interest in Pure and Pure Sub, and the financial statements therefore represent the financial results of the entity acquired.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired

The audited consolidated financial statements of Pure Gas Partners, L.P. and subsidiaries as of December 31, 2010 and 2009, and for the years then ended, are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated in their entirety by reference.

(d)           Exhibits

Exhibit Number	Description of Exhibit
23.1	Consent of Darilek, Butler & Associates PLLC
99.1	Audited consolidated financial statements of Pure Gas Partners, L.P. as of December 31, 2010 and 2009, and for the years then ended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2011	CROSS BORDER RESOURCES, INC.

	By:	/s/P. Mark Stark
P. Mark Stark
Chief Financial Officer